Exhibit 10.3

SECOND AMENDMENT TO THE PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE PURCHASE AGREEMENT (this “Second Amendment”), dated as of April 5, 2002, is made by and among Johnson Professional Holdings, Inc., a Delaware corporation (“Holdings”), S.C. Johnson Commercial Markets, Inc., a Delaware corporation (“Commercial Markets, Inc.”) and Conopco, Inc., a New York corporation (“Conopco”). All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Holdings, Commercial Markets, Inc. and Conopco are parties to a Purchase Agreement dated as of November 20, 2001, as amended by a First Amendment to Purchase Agreement dated as of February 11, 2002 (the “Purchase Agreement”); and

WHEREAS, Holdings, Commercial Markets, Inc. and Conopco desire to amend the Purchase Agreement as set forth hereinafter;

NOW, THEREFORE, in consideration of the foregoing, and of the agreements contained herein, the parties hereto hereby agree as follows:

1.  Amendments.    The Purchase Agreement is hereby amended as follows:

(a)  Part A of Schedule 3.8 to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“1.  The Final DiverseyLever Adjusted EBITDA shall be equal to $190,734,630 (which excludes, for the avoidance of doubt, the Interim Pension Estimate). The DiverseyLever Non-Pension EBITDA Purchase Price Adjustment shall be equal to negative $34,467,387. The Interim Pension Estimate shall be equal to $10,230,531. The DiverseyLever Pension EBITDA Purchase Price Adjustment shall be equal to $7,694,799. The DiverseyLever EBITDA Purchase Price Adjustment shall be equal to negative $26,772,588.

2.  The Final CMI Adjusted EBITDA shall be equal to $134, 465,000. The CMI EBITDA Purchase Price Adjustment shall be equal to $0.”

(b)  Part B of Schedule 3.8 to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“1.  Certain Definitions:    As used in this Part B of Schedule 3.8, the following terms have the following meanings:

(a)  “Adjusted Cash Payment” shall mean the lesser of (i) $1,000,000,000 or (ii) the Maximum Cash Payment. The Adjusted Cash Payment shall be paid as to 30% in dollars and as to the balance in Euro converted at the Signing Exchange Rate.

(b)  “Adjusted Note Amount” shall mean (i) the Note Issue Amount plus (ii) the Leverage Ratio Note Adjustment Amount.

(c)  “DiverseyLever Financing EBITDA” shall mean the EBITDA of the DiverseyLever Business for the Financing Period, as adjusted to take into account such adjustments to EBITDA as shall have been negotiated with the senior lenders in connection with the Financing.

(d)  “Financing Period” shall mean the four fiscal quarterly period ended December 31, 2001.

(e)  “Leverage Ratio Note Adjustment Amount” shall mean an amount equal to (i) $1,000,000,000 minus (ii) the Adjusted Cash Payment plus (iii) the DiverseyLever EBITDA Purchase Price Adjustment.

(f)  “Maximum Cash Payment” shall mean an amount equal to (i) $1,452,873,200 less (ii) (1) the sum of (X) the Debt/Cash Balance of the CMI Business as of the Closing Date (but not giving effect to the Financing or any of the transactions contemplated thereby), (Y) Buyer’s good faith estimate of the Financing Costs (which, for purposes of this Schedule 3.8 only, shall consist solely of any underwriting or ticking fees incurred in connection with the Financing or the offering and sale of the High Yield Notes and any road show or printing costs incurred in connection with the offering and sale of the High Yield Notes) plus $10,450,000, and (Z) Buyer’s good faith estimate of the aggregate put price for all shares of Class B Common Stock of Commercial Markets Holdco, Inc. put by the holders thereof between the date hereof and the Closing Date, plus (2) $25,000,000 (which represents the investment in Commercial Markets, Inc. referred to in the recitals to the Stockholders’ Agreement).

(g)  “Signing Exchange Rate” shall be $1.00 = EUR 0.8798.

2.  Adjustment and Reallocation.    The Purchase Price shall be adjusted and/or reallocated as follows:

(a)  The Base Cash Payment shall be equal to the Adjusted Cash Payment; and

(b)  The Note Issue Amount shall be equal to the Adjusted Note Amount.”

(c)  Section 6.4(a) of the Purchase Agreement is hereby amended by adding the following subsection at the end of such Section 6.4(a):

“(iv)  Conopco hereby consents, and shall cause each other relevant member of the Unilever Group to consent, to Buyer’s reasonable use of the name “Diversey” in the combination “JohnsonDiversey, Inc.” to identify that combination as the intended future corporate name of Commercial Markets, Inc. in any Disclosure/Offering Documents or otherwise in connection with the syndication, marketing or sale of the Financing or the High Yield Notes.”

(d)  Section 8.2(g) of the Purchase Agreement is hereby amended by adding the words “excluding the Interim Pension Estimate” after the words “Adjusted EBITDA of the DiverseyLever Business” and before the words “for the Financing Period” in such Section 8.2(g).

(e)  Except as amended hereby, the Purchase Agreement remains unchanged and in full force and effect.

2.    Miscellaneous.

(a)  Governing Law and Severability.    All issues and questions concerning the construction, validity, enforcement and interpretation of this Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. If any provision of this Second Amendment (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is held invalid, illegal or unenforceable to any extent by a court of competent jurisdiction, the remainder of this Second Amendment and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by Applicable Law.

(b)  Consent to Jurisdiction and Service of Process.    Each party agrees that it will not initiate any suit, action or proceeding arising out of or relating to this Second Amendment or any of the transactions contemplated by this Second Amendment in any court other than (i) the Delaware Chancery Court or (ii) if the Delaware Chancery Court does not have jurisdiction with respect to such action, a federal court sitting in the State of Delaware or a Delaware state court. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any such suit, action or proceeding and agrees that it will not attempt to deny or defeat personal jurisdiction by motion or other request for leave from any such court. Each party hereby agrees that service of any process, summons, notice or document by registered mail addressed to such party at its address set forth in Section 12.2 of the Purchase Agreement shall be effective service of process for any suit, action or proceeding brought in any such court. Conopco also appoints and agrees to maintain The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, as its agent in the State of Delaware for service of process in connection with any dispute or proceeding arising out of this Second Amendment. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each party agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon judgment, including, with respect to Conopco, the Dutch and English courts, and, with respect to Holdings and Commercial Markets, Inc., state or federal courts in the State of Wisconsin.

(c)  Waiver of Jury Trial.    EACH OF THE PARTIES IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECOND AMENDMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS SECOND AMENDMENT. THE PARTIES ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS SECOND AMENDMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS SECOND AMENDMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS SECOND AMENDMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECOND AMENDMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION COMPLETED HEREBY. IN THE EVENT OF LITIGATION, THIS SECOND AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)  Counterparts.    This Second Amendment may be executed in one or more counterparts, which together shall constitute a single agreement.

(e)  Headings.    The headings contained in this Second Amendment are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Second Amendment.

(f)  Execution.    This Second Amendment may be executed by facsimile signatures by any party hereto and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first written above.

S.C. JOHNSON COMMERCIAL MARKETS, INC.

By:	/s/ MICHAEL J. BAILEY
Michael J. Bailey Senior Vice President and Chief Financial Officer

JOHNSON PROFESSIONAL HOLDINGS, INC.

By:	/s/ MICHAEL J. BAILEY
Michael J. Bailey President

CONOPCO, INC.

By:	/s/ DAVID A. SCHWARTZ
David A. Schwartz Vice President

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